Genesys Industries Named to the Omni500 List of 2017’s Top 500 Inclusive American Businesses.

NEW YORK, NY – October 13th, 2017 (TheNewsWire) – Genesys Industries, Inc (OTCBB: GEIN) (OTCMKTS: GEIN) $GEIN today announced that it has made the Omni500 List for 2017. Omnikal, the nation’s largest, inclusive business organization, built to empower all entrepreneurs, has recently acknowledged Genesys Industries, Inc as one of the Nation’s “Top Businesses” for 2017.  This exclusive ranking is a reflection of Genesys Industries overall vision, leadership, innovation and economic accomplishments in moving advanced manufacturing forward. The award, known as the Omni500, represents the most unique class of companies who have earned the distinction of fostering a culture of sustainable growth among the communities they serve.

2017 marks OMNIKAL’S 17th annual listing of the Nation’s top businesses.  Over 2 million businesses participated in this year’s program. The “Top Businesses” are determined by a selection committee, which evaluates the eligibility for all submissions in each award categories. The selection committee bases their decision on a set of criteria which includes: reviewing each entrant’s business profile, website and gross annual sales submitted. The businesses selected on these lists have become highly coveted among corporations, agencies and educational institutions that desire to increase opportunities with private and public businesses.

“We are very proud to continue to support men and women who have become the core of our nation’s innovation, productivity and economic growth. This distinct group of entrepreneurs continue to produce exceptional results and serve as a prime example for current and future generations,” says Kenton Clarke, President & CEO of OMNIKAL.

Genesys Industries Spokesperson, commented: “We are honored to be selected and ranked among OMNIKAL’s top 500 businesses and specifically to be named in the Omni500 List for 2017. It is also an honor for our Chairman to be included among an innovative group of entrepreneurs from across the United States,”

About Genesys Industries
Genesys Industries is a diversified multi-industry advanced manufacturer of complex components and products.   The company is a vertically integrated precision cnc manufacturing and fabrication company with core emphasis on product design, engineering and precision manufacturing of complex components and products.  Some of the industries served include Aerospace, Automotive, Building Materials, Food Processing, Industrial, Maritime, Medical, Railroad, Oil and Gas, Packaging, Telecom, Textiles, Pulp Paper, Transportation and many more.  Follow us on twitter @genesysind or $GEIN
For more information on Genesys Industries, please visit www.genesysindustries.com

About OMNIKAL
Since 1999, OMNIKAL (formerly DiversityBusiness.com) is recognized as the “Gold Standard of excellence in diversity and inclusion.” OMNIKAL is the nation’s largest inclusive business organization representing the voice of over 2,000,000 business owners, made up of a wide variety of America’s top organizations. Built to empower all entrepreneurs through a powerful social B2B platform that fuels real growth & success for all businesses. The OMNIKAL mission and goal is to equalize, broaden and level the playing field for both brands and an increasingly varied supplier marketplace. www.omnikal.com

Contact Information.
Investor Relations
Genesys Industries, Inc
Phone: 941-722-3600
ir@genesysindustries.com

Safe Harbor Statement
This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Statements contained in this press release regarding the company intentions, hopes, beliefs, expectations, or predictions of the future are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company's current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to, the risks and uncertainties discussed under the heading "Risk Factors" in the Company's Financial Reports. This press release does not form any part of a prospectus or offering. The Company undertakes no obligation to update any of the information included in this release, except as otherwise required by law.